Fiscal 2023 Second-Quarter Earnings Conference Call /////// February 7, 2023 Exhibit 99.3

Forward-looking Statements and Non-GAAP Financial Measures Forward-looking statements – Statements made in this presentation and the accompanying webcast that are not statements of historical or current facts, such as those related to our ability to advance our long-term strategies, our ability to achieve fiscal 2023 guidance and multi-year compound annual growth targets for total net revenue, adjusted EBITDA and adjusted EPS, our continued ability to address the evolving healthcare trends in supply chain, staffing, technology-enablement and artificial intelligence, the impact of a shift to enterprise-level analytics agreements and our ability to replace converted SaaS-based revenue from existing members, the impact of our investments in adjacent markets businesses, our future organic growth and acquisition strategies, the impact of our subsidiary reorganization on our expected effective income tax rate, the payment of dividends at current levels, or at all, the timing and number of shares repurchased from time to time under our share repurchase programs, the statements under the heading “Fiscal 2023 Guidance” and the key assumptions underlying fiscal 2023 guidance, are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of Premier to be materially different from historical results or from any future results or projections expressed or implied by such forward-looking statements. Accordingly, readers should not place undue reliance on any forward-looking statements. In addition to statements that explicitly describe such risks and uncertainties, readers are urged to consider statements in the conditional or future tenses or that include terms such as “believes,” “belief,” “expects,” “estimates,” “intends,” “remains committed to,” “anticipates” or “plans” to be uncertain and forward-looking. Forward-looking statements may include comments as to Premier’s beliefs and expectations as to future events and trends affecting its business and are necessarily subject to uncertainties, many of which are outside Premier’s control. More information on potential factors that could affect Premier’s financial results is included from time to time in the “Cautionary Note Regarding Forward-Looking Statements,” “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of Premier’s periodic and current filings with the SEC, including those discussed under the “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” section of Premier’s Form 10-K for the year ended June 30, 2022. Premier’s periodic and current filings with the SEC are available on the company’s website at investors.premierinc.com. Forward-looking statements speak only as of the date they are made, and Premier undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information or future events that occur after that date, or otherwise. Non-GAAP financial measures – This presentation and accompanying webcast includes certain “adjusted” or “non-GAAP” financial measures as defined in Regulation G under the Securities Exchange Act of 1934. Schedules are attached that reconcile the non-GAAP financial measures included in this presentation to the most directly comparable financial measures calculated and presented in accordance with Generally Accepted Accounting Principles in the United States. You should carefully read Premier’s periodic and current filings with the SEC for definitions and further explanation and disclosure regarding our use of non-GAAP financial measures and such filings should be read in conjunction with this presentation.

Overview Michael J. Alkire President and Chief Executive Officer Financial and Operational Review Craig McKasson Chief Administrative and Chief Financial Officer

Focused on executing multi-year strategy to achieve longer-term goals Fiscal 2Q23 results largely in line with company expectations, reflecting continued execution of our four-pillar growth strategy Strong revenue growth in Performance Services segment driven by execution of enterprise license agreements and growth in consulting services and certain adjacent markets businesses Strengthening existing capabilities through Contigo Health’s acquisition of TRPN* key assets Supply Chain Services performance reflects continued normalization in demand and pricing environment and growth in Continuum of Care (non-acute) group purchasing business Challenging macro headwinds impacting business and driving slower-than-anticipated adoption of Remitra™ Appropriately and proactively investing in opportunities to optimize our business for sustainable, long-term growth while maintaining financial discipline and flexibility * On October 13, 2022, Premier subsidiary Contigo Health, LLC acquired key assets of TRPN Direct Pay, Inc. and Devon Health, Inc. (collectively, "TRPN").

Implemented targeted but meaningful cost-savings plan Designed to align cost structure with current environment while providing flexibility to support members and other customers in improving the delivery and cost of care Components of initiative include: Lowering expenses, including non-labor costs Eliminating more than 70 open positions Reducing workforce by approximately 100 employees, or nearly 4% of total workforce Expected to produce pre-tax cost savings of approximately $18 million to $20 million in fiscal 2023 and $35 million to $40 million on annual run-rate basis Expects workforce reduction to result in pre-tax cash restructuring charges of approximately $8 million which will be expensed in fiscal 3Q23

Fiscal 2Q23 financial highlights Performance Services segment net revenue increased 15% to $124.1 million, primarily driven by timing of enterprise license agreements and growth in consulting services and certain adjacent markets businesses Supply Chain Services segment net revenue of $235.5 million decreased 13% Products revenue decreased 40% due to continued normalization of demand and pricing of PPE and other supplies Adjusted EBITDA* decreased 1% to $140.5 million GAAP net income of $64.4 million, or $0.54 per fully diluted share Adjusted net income* decreased 5% to $85.7 million and adjusted EPS* decreased slightly to $0.72 Total net revenue of $359.6 million decreased 5% primarily due to continued normalization of demand and pricing of PPE and other supplies to pre-COVID-19 pandemic levels *Refer to Appendix for adjusted EBITDA, adjusted net income, adjusted earnings per share reconciliations to GAAP equivalents. (Compared with fiscal 2022 second quarter) Fiscal 2Q23 results largely in line with company expectations

Strong financial position with flexible balance sheet Cash flow from operations of $196.7 million Free cash flow* of $109.6 million Cash and cash equivalents of $94.6 million Outstanding borrowings of $300.0 million on $1.0 billion, five-year unsecured, revolving credit facility at December 31, 2022; repaid $30.0 million in January 2023 Balanced approach to capital deployment priorities *See free cash flow reconciliation to GAAP equivalent in Appendix. (As of December 31, 2022) Reinvestment in organic growth Targeted acquisitions and investments to support our strategic goals Paid quarterly dividends to stockholders totaling $50.2 million in first half of fiscal 2023

Revised fiscal 2023 guidance Based on financial results for six months ended December 31, 2022; current visibility into macro environment; and expectations for remainder of this fiscal year, Premier is revising its fiscal 2023 guidance ranges as follows: Lowering Supply Chain Services net revenue guidance to range of $930 million to $980 million, reflecting lower direct sourcing products revenue as result of excess market supply and member inventory levels and slower ramp in new domestic manufacturing capabilities than initially planned due to manufacturing factory delays; lower net administrative fees revenue as overall healthcare utilization has not yet returned to level company originally anticipated in original guidance. Raising Performance Services net revenue guidance to range of $450 million to $470 million, primarily reflecting second quarter performance and contributions from acquisition of TRPN assets in October 2022 partially offset by lower than anticipated revenue contributions from Remitra. Total net revenue remains unchanged from original guidance. Total adjusted EBITDA guidance* remains unchanged from original guidance. Lowering adjusted earnings per share guidance* to a range of $2.53 to $2.65, reflecting the following items: higher depreciation expense than company originally contemplated in initial guidance; and an increase in interest expense due to rising interest rates and increased utilization of company's revolving credit facility to fund acquisition of TRPN assets. These items are expected to be partially offset by tax benefit as company currently expects effective tax rate to be at low end of 26%-to-27% guidance range. * Premier does not provide a reconciliation of non-GAAP forward-looking guidance as certain financial information, the probable significance of which cannot be determined, is not available and cannot be reasonably estimated. Refer to "Use of Forward-Looking Non-GAAP Measures" on slide 12 for additional explanation.

Revised fiscal 2023 guidance * Premier does not provide a reconciliation of non-GAAP forward-looking guidance as certain financial information, the probable significance of which cannot be determined, is not available and cannot be reasonably estimated. Refer to "Use of Forward-Looking Non-GAAP Measures" on slide 12 for additional explanation. Guidance Metric Fiscal 2023 Guidance Range* (as of February 7, 2023) Previous Fiscal 2023 Guidance Range* (as of November 1, 2022) Segment Net Revenue: Supply Chain Services Performance Services   $930 million to $980 million $450 million to $470 million   $950 million to $1.0 billion $430 million to $450 million Total Net Revenue $1.38 billion to $1.45 billion $1.38 billion to $1.45 billion Adjusted EBITDA $510 million to $530 million $510 million to $530 million Adjusted EPS $2.53 to $2.65 $2.63 to $2.75 Fiscal 2023 guidance is based on the realization of the following key assumptions: Net administrative fees revenue of $600 million to $620 million (previously: $620 million to $640 million) Direct sourcing products revenue of $285 million to $315 million (previously: $315 million to $345 million) Capital expenditures of $90 million to $95 million (previously: $90 million to $100 million) Effective income tax rate in the range of 26% to 27% Free cash flow of 45% to 55% of adjusted EBITDA Does not include the effect of any potential future significant acquisitions or share repurchases

Well positioned for longer-term success Resilient business with strong market position Well positioned through combination of deep member relationships and comprehensive and scalable technology platform powered by vast healthcare data to deliver meaningful solutions to members and market Generate significant, stable cash flows with flexible balance sheet and strong financial position Focused on executing growth strategy to deliver long-term growth and value creation for stockholders and other stakeholders

Appendix

Use of Forward-looking Non-GAAP Financial Measures The company does not believe it can meaningfully reconcile guidance for non-GAAP adjusted EBITDA and non-GAAP adjusted earnings per share to net income attributable to stockholders or earnings per share attributable to stockholders because the company cannot provide guidance for the more significant reconciling items between net income attributable to stockholders and adjusted EBITDA and between earnings per share attributable to stockholders and non-GAAP adjusted earnings per share without unreasonable effort. This is due to the fact that future period non-GAAP guidance includes adjustments for items not indicative of our core operations, which may include, without limitation, items included in the supplemental financial information for reconciliation of reported GAAP results to non-GAAP results. Such items may, from time to time, include merger- and acquisition-related expenses for professional fees; mark to market adjustments for put options and contingent liabilities; gains and losses on stock-based performance shares; adjustments to its income tax provision (such as valuation allowance adjustments and settlements of income tax claims); items such as strategic initiative and financial restructuring-related expenses; and certain other items the company believes to be non-indicative of its ongoing operations. Such adjustments may be affected by changes in ongoing assumptions, judgements, as well as nonrecurring, unusual or unanticipated charges, expenses or gains/losses or other items that may not directly correlate to the underlying performance of our business operations. The exact amount of these adjustments are not currently determinable but may be significant.

Fiscal 2023 and 2022 Non-GAAP Reconciliations

Fiscal 2023 and 2022 Non-GAAP Reconciliations

Fiscal 2023 and 2022 Non-GAAP Reconciliations

Fiscal 2023 and 2022 Non-GAAP Reconciliations

Fiscal 2023 and 2022 Non-GAAP Reconciliations

Fiscal 2023 and 2022 Non-GAAP Reconciliations